AVANT DIAGNOSTICS COMMENTS ON HALT OF TRADING OF COMMON STOCK

Avant Diagnostics, Inc. (“Avant” or the “Company”) (OTC Pink: AVDX), announced today that trading in its common stock has been temporarily suspended by the Securities and Exchange Commission (the “Commission”) due to a lack of current information as a result of the failure to file certain periodic reports under the Company’s reporting obligations with the Commission. The trading halt commenced on September 19, 2018. The Commission also has issued an order instituting administrative proceedings to determine whether it is necessary to revoke the Company’s registration under the Securities Exchange Act of 1934. The Company had not previously received any correspondence from the Commission related to this matter and it has reached out to the Commission to address their concerns.

Since the engagement of new management in May 2018, the Company has taken steps to become current in its reporting obligations with the Commission. On August 28, 2018, the Company filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and the Company continues to work expeditiously with its advisors to prepare the missing reports that are required to be filed for the Company to become current in its reporting obligations with the Commission. Management has continued to provide investors with current information by filing other current reports with the Commission as it completes its restructuring. The Company intends to work with the Commission to address its concerns over the filing of the delinquent reports however it cannot currently estimate or predict what actions the Commission may take in connection with the pending administrative proceeding and/or when trading in the Company’s common stock will resume, if at all.

About Avant Diagnostics, Inc.

Avant Diagnostics, Inc. is a healthcare data-generating technology company that specializes in biomarker assay services that target multiple areas of oncology. Avant provides precision oncology data through its TheraLink® assays to assist the biopharmaceutical industry and clinical oncologists in identifying likely responders, initially for breast cancer, to over 70 FDA-approved drug treatments. Avant is the leading developer of phospho-proteomic technologies that measure the activation status of key signaling pathways, with applications across multiple cancer types, including breast, colorectal, non-small cell lung cancer and pancreatic. This technology is instrumental in the development of Companion Diagnostics for molecular-targeted therapies. Theralink® empowers community physicians and clinical trial investigators with actionable information to make time-sensitive treatment decisions for their patients. Theralink® is designed to inform physicians which treatments are likely to be effective for their patients at any given moment in time, and to also identify which treatments are likely to be ineffective. These data have the potential to improve treatment efficacy and reduce side effects by foregoing ineffective therapy. For further information please visit http://www.avantdiagnostics.com.

Avant Diagnostics, Inc.

1050 30th Street NW Suite 107

Washington, DC 20007

www.avantdiagnostics.com

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on Avant’s current expectations and actual results could differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our ability to continue as a going concern; our need for additional financing; risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; the outcome of the administrative proceeding with the Commission; and the trading in the Company’s common stock. There are no guarantees that any of our products will receive regulatory or prove to be commercially successful. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Investors should read the risk factors set forth in Avant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the Securities and Exchange Commission on August 28, 2018, and in other filings made with the Securities and Exchange Commission.

Avant Investor Relations:

Scott VanderMeer

Interim CFO

Office: 708-710-9200

Email: scottv@avantdiagnostics.com

Source: Avant Diagnostics, Inc.

Avant Diagnostics, Inc.

1050 30th Street NW Suite 107

Washington, DC 20007

www.avantdiagnostics.com